UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2009

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 500, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  –  Entry into a Material Definitive Agreement

On August 14, 2009, the Board of Directors of Kendle International Inc. (the “Company”) adopted a Stockholder Rights Agreement, dated as of August 14, 2009 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”).  The Rights Agreement is effective upon the expiration by its terms of the Shareholder Rights Agreement dated as of August 13, 1999 between the Company and The Fifth Third Bank as Rights Agent (the “Old Agreement”).

Pursuant to the terms of the Rights Agreement, the Board of Directors of the Company declared a dividend distribution of one Common Stock Purchase Right (a “Right”) for each outstanding share of Kendle Common Stock (the “Common Stock”) to stockholders of record as of the close of business on August 14, 2009 (the “Record Date”).  In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the earlier of the Distribution Date (as hereinafter defined) or Expiration Date (as hereinafter defined).  Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one thousandth of a share (a “Unit”) of Common Stock, no par value per share, at a cash exercise price of $5.00 per Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date.  The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Units of Common Stock, that number of shares of Common Stock of the Company (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, Units of Common Stock, other securities, cash or property, or any combination of the foregoing) having a market value of between two and three times the exercise price of the Right, depending upon the percentage of Common Stock beneficially owned by the Acquiring Person (such right being referred to as the “Subscription Right”).  In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value of between two and three times the exercise price of the Right, depending upon the percentage of Common Stock beneficially owned by the Acquiring Person (such right being referred to as the “Merger Right”).  The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right.  Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

At any time after a person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units at an exchange ratio specified in the Rights Agreement.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement.  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person.  After such time, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).  In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .01% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 13, 2014 (the “Expiration Date”), unless previously redeemed or exchanged by the Company as described above.

A committee of the Board of Directors shall periodically review the Rights Agreement to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders in its current form and whether any changes to the Rights Agreement are deemed necessary or advisable including, without limitation, changes to the Exercise Price, the Applicable Percentage, or other terms thereof.  The committee shall consist solely of independent directors of the Company and shall conduct such review every two years when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances.  Following each such review, the committee will report its conclusions to the Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be maintained, modified, terminated or the Rights redeemed.

The foregoing description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which was attached as an exhibit to the Company’s Registration Statement on Form 8-A, which was filed with the Securities and Exchange Commission on August 20, 2009 and which is incorporated herein by reference.

Item 3.03  –  Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01  -  Financial Statements and Exhibits

       (a)  Not applicable

       (b)  Not applicable

       (c)  Not applicable

       (d)  Exhibits

Exhibit No.	Description
4.1
Stockholder Rights Agreement, dated as of August 14, 2009 between Kendle International Inc. and American Stock Transfer & Trust Company, LLC incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: August 20, 2009	By:	/s/Jarrod B. Pontius
Jarrod B. Pontius
Vice President, Chief Legal Officer and Secretary